UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 16, 2014 (December 14, 2014)

MAGNUM HUNTER RESOURCES CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32997 (Commission File Number)	86-0879278 (I.R.S. Employer Identification Number)

777 Post Oak Boulevard, Suite 650

Houston, Texas 77056

(Address of principal executive offices, including zip code)

(832) 369-6986

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                                           Regulation FD Disclosure.

Magnum Hunter Resources Corporation (the “Company”) is filing this Current Report on Form 8-K to provide an update on certain of its drilling operations in West Virginia and Ohio, as set forth below.

(a)         Stewart Winland Pad.

As previously reported by the Company, the Company has drilled, cased, successfully fraced and tested one Utica Shale well (the Stewart Winland #1300U) and three Marcellus Shale wells (the Stewart Winland #1301M, #1302M and #1303M) on its Stewart Winland Pad located in Tyler County, West Virginia.  The Company holds a 100% working interest in each of these four wells.  In October 2014, the Company reported that these four wells tested on a combined basis at 97.4 MMCFE per day.  All of these wells, which had previously been shut-in pending receipt of certain state regulatory permits, as reported by the Company, are now on production and flowing to sales.

(b)         Stalder Pad.

On December 14, 2014, the Company issued a press release regarding its Stalder #3UH well (the “Stalder 3UH Well”) on its Stalder Pad located in Monroe County, Ohio (the “Press Release”).  A copy of the Press Release is attached to this Current Report on Form 8-K as Exhibit 99.1.

The Press Release reported that Triad Hunter, LLC (“Triad Hunter”), a wholly-owned subsidiary of the Company, had experienced a loss of control of the Stalder 3UH Well on December 13, 2014. As stated in the Press Release, the Stalder 3UH Well began to flow uncontrollably while Triad Hunter was recommencing production operations on the Stalder Pad. Triad Hunter field personnel were removing the well’s night cap flange when a pressure disruption occurred.  The field personnel attempted to bolt back down this equipment but were not able to safely do so prior to natural gas flowback.

The uncontrolled release of natural gas from the Stalder 3UH Well occurred above ground at the well’s night cap flange. The Company does not believe that there has been any damage to the overall structure and integrity of the well. In addition, the loss of control of the Stalder 3UH Well has not affected the structure or integrity of the Company’s three other Utica Shale wells (the Stalder #6UH, #7UH and #8UH), or one Marcellus Shale well (the Stalder #2MH), on the Stalder Pad, all of which have been drilled, cased and successfully fraced and are currently shut-in while Triad Hunter prepares these wells for production.

Wild Well Control of Houston, Texas is currently on-site conducting well control operations. In addition, Triad Hunter is working with state and local regulatory authorities in its efforts to (i) secure the well-site, (ii) maintain the safety of responders, well control operations personnel and local residents, (iii) monitor the environment and (iv) limit the public’s access to the immediate area and an additional buffer area, including through establishment of an air traffic no fly zone.

Based on information it has received to date, the Company anticipates that well control operations on the Stalder 3UH Well could be completed within the next five days, and believes that the entire Stalder Pad will be on production sometime in January 2015.

The Company will provide further updates as appropriate.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K, including the attached Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.

Item 9.01                                           Financial Statements and Exhibits.

(d)                              Exhibits

Exhibit Number	Description
99.1	Press Release of Magnum Hunter Resources Corporation dated December 14, 2014.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNUM HUNTER RESOURCES CORPORATION

Date: December 16, 2014	/s/ Gary C. Evans
Gary C. Evans,
Chairman and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release of Magnum Hunter Resources Corporation dated December 14, 2014.